UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): November 3, 2006

CHINA ETHANOL CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	000-28339	84-1398342
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

57 West 200 South, Ste. 550
Salt Lake City, Utah	84101
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (801) 536-5000

XVARIANT, INC.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant.

Pursuant to an Exchange Agreement (the "Agreement") effective September 29, 2006, and its contemplated transaction that closed October 1, 2006, (the "Closing"), the Registrant acquired all of the issued and outstanding capital stock and underlying business of Easy Groups Limited and all related companies, including but not limited to Easy Dynamic Advertising (Exterior Walls) Limited (herein referred to as “Easy Groups”) which is an outdoor advertising company (the "Business") in exchange for Forty Two Million Five Hundred Twenty-Seven Thousand (42,527,000) shares of common stock of the Registrant (the "Acquisition Shares"), which includes shares issued to third party consultants as a material part of this transaction in consideration of services rendered. As a result, the shareholders and affiliates of Easy Groups (collectively, the “Easy Groups Shareholders”) gained control of the Registrant.

Prior to the Agreement, the Registrant had 13,561,000 shares of common stock issued and outstanding. Upon the Closing of the transaction, the Registrant had 56,088,000 shares of common stock outstanding. The Registrant is incorporated in the State of Nevada.

A copy of the Agreement is filed as an Exhibit to this Form 8-K and is incorporated in its entirety herein. The foregoing description is modified by such reference.

The following table contains information regarding the shareholdings of the Registrant by current directors and executive offices (giving effect to the Closing), the Easy Groups Shareholders, and by those persons or entities who beneficially own more than five percent (5%) of the Registrant's common stock immediately following the Closing:

	AMOUNT OF	PERCENT OF
	COMMON STOCK	COMMON STOCK
NAME OF	BENEFICIALLY	BENEFICIALLY
STOCKHOLDER	OWNED	OWNED

Cheng Wing Yau	5,384,448	12.8%

Cheng Wong Kwong	2,523,960	6.0%

Ng Chung Yi Emily	2,103,300	5.0%

Wong Pak Keung	1,261,980	3.0%

Hung Ka Pong	4,206,600	10.0%

Ng Wai Fong	4,206,600	10.0%

Hung Ka Hang Thomas	17,247,060	41.0%

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective August 24, 2006, the Company filed a Certificate of Amendment with the Secretary of State of Nevada to increase the total authorized number of shares from 50,000,000 at a par value of $0.001 to 250,000,000 at a par value of $0.001.

Effective August 28, 2006, the Company filed a Certificate of Amendment with the Secretary of State of Nevada to change its name from XVARIANT, INC. to CHINA ETHANOL CORPORATION.

Item 8.01 Other Events

It has been determined to be in the best interest of the Company to change the name from CHINA ETHANOL CORPORATION to EASY GROUPS LIMITED. The Company is in the process of completing the name change and should the name should be changed within the next seven (7) business days. The Company will file a Form 8-K stating the name change at that time.

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Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

The financial statements for the acquisition for the period specified in Item 3.005(b) of Regulation S-X will be filed by amendment not later than 60 days after the date of this report.

(b) Pro Forma Financial Information.

The pro forma financial information, if any, for the transaction required pursuant to Article 11 of Regulation S-X will be filed by amendment not later than 60 days after the date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA ETHANOL CORPORATION
(Registrant)

Date: November 3, 2006	By:	/s/ Reed Benson
Reed Benson, President

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Certificate of Amendment dated August 24, 2006

3.2	Certificate of Amendment dated August 28, 2006

10.1	Exchange Agreement dated September 29, 2006

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